UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K
_____________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

September 17, 2014
Date of Report (Date of earliest event reported)

KONARED CORPORATION
(Exact name of small business issuer as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	333-176429 (Commission File Number)	99-0366971 (IRS Employer Identification Number)

2829 Ala Kalanikaumaka St., Suite F-133, Koloa, HI 96756
(Address of principal executive offices) (Zip Code)

Phone: (808) 212-1553
 (Registrant’s telephone number)

N/A
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events

KonaRed Corporation (the “Company”) is filing this Current Report on Form 8-K to provide investors with supplementary information regarding its filing of a registration statement on Form S-1 on September 17, 2014 to register for resale 42,750,000 restricted common shares which had been acquired by the shareholders of the predecessor operating company of our business, Sandwich Isles Trading Co., Inc. (“SITC”). The Company and SITC completed a reverse merger on October 4, 2013 (the “RTO”), whereby the Company acquired the KonaRed business from SITC in exchange for the issuance of the 42,750,000 restricted common shares. The foregoing shares were subsequently acquired by shareholders of SITC as a result of the dissolution of SITC. This registration fulfills a commitment made to such shareholders.

We believe it’s important for investors to understand that KonaRed Corporation will not be raising any funds from the Form S-1 Registration Statement and that this registration does not create any new shares of the Company.

The RTO was based on SITC shareholders receiving shares of the Company in exchange for shares they held in SITC. These shares were all issued at the time of the RTO. Per the terms of an agreement approved by the SITC board of directors, prior to the distribution to SITC shareholders of the exchanged shares of the Company, which has recently been completed, the SITC shares were previously held in trust for SITC shareholders by the two prior directors of SITC, Shaun Roberts and Steven Schorr (Mr. Roberts is also now the CEO and a director of the Company; and Mr. Schorr is now also a director of the Company). In fulfillment of Securities and Exchange Commission (the “SEC”) reporting requirements, these trust holdings of the 42,750,000 exchanged shares had been reported as beneficially owned holdings of Shaun Roberts and Steven Schorr in filings by each to the SEC on Form 3s and 4s and Schedule 13Ds.

Parallel to the filing of the Form S-1 Registration Statement by the Company, we have been advised by Mr. Roberts and Mr. Schorr that they will each be filing a Form 4 and a Schedule 13D to report that they are no longer beneficial trustee owners of the portion of these 42,750,000 common shares which do not belong to them personally. We wish to clarify that this will not indicate that either Shaun Roberts or Steven Schorr have “sold” any shares into the market. The divestitures which will be reported in the Forms 4 and Schedules 13D are in fact transfers to 161 individual shareholders of shares owned by these 161 SITC shareholders, but previously held for them in trust. As such, these reports will not indicate that either Shaun Roberts or Steven Schorr has engaged in sales of shares. Rather, the matter being reported via the Form 4s and Schedule 13Ds is simply a distribution to individual SITC shareholders of their shares which had been held in trust during the conversion of SITC shares into shares of KonaRed Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KONARED CORPORATION

/s/ Shaun Roberts
Shaun Roberts
President and CEO
September 17, 2014